Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amendment No. 1 to Annual Report on From 10-K/A of SkyWest, Inc. (the “Company”) for the Year Ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the “Amendment”), I, Bradford R. Rich, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1)  The Amendment fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bradford R. Rich

Bradford R. Rich
Chief Financial Officer
February 7, 2003

     This certification accompanies the Amendment pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.